Exhibit 23.1

CONSENT OF GRANT THORNTON LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2005, accompanying the financial statements included in the Annual Report of California Micro Devices Corporation on Form 10-K/A for the year ended March 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of California Micro Devices Corporation on Forms S-8 (File No. 333-120313, effective November 9, 2004, File No. 333-108443 effective August 8, 2003, File No. 333-102199, effective December 24, 2002, File No. 333-88250, effective August 7, 2001, File No. 333-69268, effective August 7, 2001, File No. 333-43138, effective August 1, 2000, File No. 333-90919, effective November 12, 1999, File No. 333-61833, effective August 7, 1998, File No. 333-44959, effective January 27, 1998, File No. 033-10257, effective August 15, 1996, File No. 033-61907, effective August 17, 1995, File No. 033-84758, effective October 6, 1994, and File No. 033-22836, effective June 29, 1998), and Forms S-3 (File No. 333-113695, effective March 17, 2004, File No. 333-108417, effective August 29, 2003, File No. 333-102198, effective December 24, 2002, File No. 333-76206, effective January 2, 2002, File No. 333-44986, effective August 31, 2000, and File No. 333-91073, effective November 11, 1999).

/s/ Grant Thornton LLP

San Jose, California

June 28, 2005